PROMISSORY NOTE


$3,600,000                                                  New York, New York

                                                       As of November 20, 1997

          FOR VALUE RECEIVED DEERFIELD APARTMENTS, L.L.C., a South Carolina limited liability company, having an address at c/o Insignia Financial Group, One Insignia Financial Plaza, Greenville, South Carolina 29602 (hereinafter referred to as "Borrower"), promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285 (hereinafter referred to as "Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THREE MILLION, SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($3,600,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid as hereinafter provided.


                              A.  PAYMENT TERMS

          Borrower shall pay to Lender:

     (i)  a payment of interest only on December 1, 1997;

     (ii) a constant payment of $24,778.49 (the "Monthly Payment") on January 1, 1998 and on the first day of each calendar month (the "Monthly Payment Date") thereafter to and including the first day of November, 2004, and

    (iii) the balance of the principal sum then outstanding and all interest thereon shall be due and payable on the first day of December, 2004 (the "Maturity Date").

     Each of such payments shall be applied as follows:

     (i) First to the payment of interest computed at the Applicable Interest Rate; and

     (ii) The balance applied toward the reduction of the principal sum.


                                 B.  INTEREST

          The term "Applicable Interest Rate" as used in this Note shall mean 7.34% per annum.

          Interest on the principal sum of this Note shall be calculated in arrears on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.


                         C.  DEFAULT AND ACCELERATION

          The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Security Instrument (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within ten (10) days after written notice from the Lender notifying Borrower that the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument (hereinafter collectively an "Event of Default"). All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents (hereinafter defined) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect, sell or foreclose the security hereof, Borrower also agrees to pay reasonable attorney's fees for the services of such counsel whether or not suit be brought.


                                D.  PREPAYMENT

          Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until November 31, 2000. Beginning December 1, 2000, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, upon: (i) not less than 30 days and not more than 45 days prior written notice (the "Prepayment Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the Prepayment Date together with a payment of all interest which would have accrued on the principal balance of this Note to and including the first day of the calendar month immediately following the Prepayment Date, if such prepayment occurs on a date which is not the first day of a calendar month (the "Shortfall Interest Payment"); (iii) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents and
(iv) if the Prepayment Date occurs prior to the date which is six months prior to the Maturity Date payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one (1%) percent of the principal amount of this Note being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on each monthly payment date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining from the Prepayment Date to each such monthly payment date and the Maturity Date. The term "Reinvestment Yield" as used herein shall be equal to the lesser of (a) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (b) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Prepayment Date set forth in the Prepayment Notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The term "Payment Differential" as used herein shall be equal to (x) the Applicable Interest Rate minus the Reinvestment Yield, divided by (y) 12 and multiplied by (z) the principal sum outstanding on such Prepayment Date after application of the Constant Monthly Payment (if any) due on such Prepayment Date, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. If a Prepayment Notice is given by Borrower to Lender pursuant to this Article D, the principal balance of this Note and the other sums required under this Article D shall be due and payable on the Prepayment Date.

          Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything contained herein to the contrary, provided no Event of Default exists, no Prepayment Consideration shall be due in connection with a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to paragraphs 3 and 6 of the Security Instrument. In the event of any permitted partial prepayment of the principal balance of this Note, the amount of principal prepaid (but not including any Prepayment Consideration or interest) shall be applied to the principal last due under this Note and shall not release Borrower from the obligation to pay the Constant Monthly Payments next becoming due under this Note and the Constant Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment.

          If a Default Prepayment (defined herein) occurs prior to the date which is six months prior to the Maturity Date, Borrower shall pay to Lender the entire Debt, including, without limitation, the Prepayment Consideration.

          For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made during the continuance of any Event of Default or after an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

          Notwithstanding any provision of this Article D to the contrary, Lender may require Borrower, in lieu of a prepayment as contemplated in the first paragraph of this Article D, to deliver to Lender the Defeasance Collateral (hereinafter defined) in the manner contemplated herein. After Lender's receipt of the Prepayment Notice, Lender shall, if it so elects, advise Borrower that, in lieu of a prepayment, the Defeasance Collateral shall be required, in which event Borrower shall be entitled to a release of the Property (hereinafter defined) from the lien of the Security Instrument and the Other Security Documents upon satisfaction of the following:

          I. Lender shall have received written confirmation from the rating agencies that have rated the REMIC "real estate mortgage investment conduit" (defined in Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code")) ("REMIC") related to the Securities (as defined in the Security Instrument) that such substitution of Defeasance Collateral will not result in a downgrade, withdrawal or qualification of the ratings then assigned to any of the Securities; provided, however, that in the event that Lender or its agent is unable to obtain such confirmation, the Lender or its agent shall so advise Borrower and Borrower will then be subject to the other provisions of this Article D set forth above;

          II. all accrued and unpaid interest and all other sums due under this Note, the Security Instrument and other Security Documents up to the date of the delivery of the Defeasance Collateral (the "Release Date"), including, without limitation, all costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and the related documentation), shall be fully paid on or before the Release Date; and

          III.  Borrower shall have delivered to Lender on or before the Release
Date:

               (a) a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amount payable by Borrower hereunder shall be refunded to Borrower promptly following each Monthly Payment Date and the Maturity Date;

               (b) direct, non-callable obligations of the United States of America (the "US Obligations") that provide for payments prior, but as close as possible, to all successive Monthly Payment Dates occurring after the Release Date and the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding Constant Monthly Payment required to be paid under this Note for the balance of the term hereof and the amount required to be paid on the Maturity Date (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instrument as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests, provided, however, that the price of the Defeasance Collateral shall not exceed all sums that would otherwise be due in connection with a prepayment of the principal balance of this Note under the first paragraph of this Article D; Borrower shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to Lender or Lender's designee and applied to satisfy the Obligations of Borrower under this Note;

               (c) evidence reasonably satisfactory to Lender that title to the Release Property has been transferred to an entity other than Borrower;

               (d) Lender shall have received an opinion of Borrower's counsel, dated as of the Release Date, in form reasonably satisfactory to Lender stating, among other things, that (A) the Defeasance Collateral and the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower, (B) the Defeasance Collateral has been validly assigned to the REMIC, (C) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)-2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the Code and
          (D) the tax qualification and status of the REMIC will not be adversely affected or impaired as a result of the Defeasance;

               (e) a certificate by Borrower's independent public accountant certifying that all of the requirements set forth in Clause I and II above and this Clause III have been fully satisfied;

               (f) such other certificates, documents or instruments as Lender may reasonably require; and

               (g) Notwithstanding the foregoing, no such Release shall be made, given or be deemed effective under this Article D until the first day after expiration of the period during which the delivery to Lender of the Defeasance Collateral in connection therewith is subject to avoidance and recovery as a preferential transfer under 11 U.S.C. 547 in the event of a bankruptcy of the delivering person or entity without such avoidance and recovery (which day shall be identified in writing by Borrower at any time that Borrower delivers the Defeasance Collateral to Lender), unless Lender receives, at the time of such delivery, an opinion of counsel to the effect that such delivery of the Defeasance Collateral would not be avoided and recovered as a preferential transfer under 11 U.S.C. 547 in the event of the filing of a bankruptcy petition in respect of the conveying or delivering person or entity.

          Upon compliance with the foregoing requirements relating to the delivery of the Defeasance Collateral, the Property shall be released from the lien of the Security Instrument and the Other Security Documents and the Defeasance Collateral shall constitute collateral which shall secure this Note and the Debt. Lender will, at Borrower's expenses, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property. Upon the release by the Lender in accordance with this Article D, Borrower shall have no further right to prepay this Note pursuant to the other provisions of this Article D or otherwise.

                             E.  DEFAULT INTEREST

          Borrower does hereby agree that upon the occurrence of an Event of Default or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Lender shall be entitled to receive and Borrower shall pay interest ("Default Interest") on the entire unpaid principal sum at the rate of (i) the greater of (a) two percent (2%) over the Prime Rate (hereinafter defined), as such Prime Rate shall change from time to time or (b) five percent (5%) over the Applicable Interest Rate then in effect or (ii) the maximum rate of interest which Borrower may by law pay, whichever is lower, to be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (the "Default Interest Rate"). This charge shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The term "Prime Rate" as used in this Note shall mean the daily "prime rate" published in The Wall Street Journal from the date of the Event of Default, as such "prime rate" shall change from time to time. In the event The Wall Street Journal ceases to publish the "prime rate" then Lender shall select an equivalent publication which publishes such "prime rate"; and in the event such prime rates are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.


                                 F.  SECURITY

          This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean the Mortgage and Security Agreement dated as of the date hereof in the principal sum of $3,600,000.00 given by Borrower to Lender encumbering the fee estate of Borrower in certain premises located in Shelby County, State of Tennessee and other property, as more particularly described therein and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.


                              G.  SAVINGS CLAUSE

          This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

                               H.  LATE CHARGE

          If any sum payable under this Note is not received by Lender within five (5) days of the date on which it is due, without taking into account or including within said five (5) day period any applicable notice or grace period, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Security Instrument and the Other Security Documents. Nothing contained herein is intended to affect the rights of Lender in and to any Default Interest due to Lender pursuant to the provisions of paragraph E hereof entitled "Default Interest".


                              I.  MISCELLANEOUS

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. The foregoing sentence, however, is not intended to affect the limited liability of any limited partner or stockholder of Borrower afforded by applicable partnership or corporate law.

          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents.

          Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

          This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.


                               J.  EXCULPATION

          Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower or any general or limited partner or member of Borrower (hereinafter collectively referred to as the "Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender created by this Note, the Security Instrument and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against the Exculpated Parties only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not sue for, seek or demand any deficiency judgment against the Exculpated Parties in any such action or proceeding, under or by reason of or under or in connection with the Security Instrument, the Other Security Documents or this Note. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument, the Other Security Documents or this Note; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any guaranty made in connection with the Security Instrument, this Note, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver upon the occurrence and continuance of an Event of Default; (v) impair the enforcement of the Assignment of Leases and Rents dated the date hereof given by Borrower to Lender executed in connection herewith;
(vi) impair the right of Lender to bring suit with respect to fraud or intentional misrepresentation by Borrower, the Exculpated Parties or any other person or entity in connection with the Security Instrument, this Note or the Other Security Documents; (vii) impair the right of Lender to obtain the Rents received by any of the Exculpated Parties after the occurrence and continuance of an Event of Default; (viii) impair the right of Lender to bring suit with respect to the Exculpated Parties' misappropriation of tenant security deposits or Rents collected in advance; (ix) impair the right of Lender to obtain insurance proceeds or condemnation awards due to Lender under the Security Instrument; (x) impair the right of Lender to enforce the provisions of sub-paragraphs 36(g) through 36(k), inclusive and paragraphs 34 and 35 of the Security Instrument against the Borrower (excluding the general and limited partners or members of Borrower); or (xi) impair the right of Lender to recover any part of the Debt from the Borrower (excluding the general and limited partners or members of Borrower) following the breach of any covenant contained in paragraphs 9 or 55 of the Security Instrument.


          THIS NOTE, AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN LENDER, BORROWER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first above written.

                         [BORROWER]

                         DEERFIELD APARTMENTS, L.L.C., a South Carolina limited liability company

                         By: UNITED INVESTORS GROWTH PROPERTIES, a Missouri limited partnership, its sole member

                              By:  UNITED INVESTORS REAL ESTATE, INC., a
                                   Delaware corporation, its general partner


                                   By:  /s/ Robert D. Long, Jr.
                                        Name:   Robert D. Long, Jr.
                                        Title:  Vice President





This instrument prepared by:

Carson M. Leonard, Esq.
Thacher Proffitt & Wood
Two World Trade Center
New York, New York 10048


STATE OF South Carolina       )
                              )SS:
COUNTY OF Greenville          )


          Personally appeared before me, S. Tamara Tucker Burdick, a Notary Public for the State and County aforesaid, Robert D. Long, Jr. with whom I am personaly acquainted, and who acknowledged that (s)he executed the within instrument for the purposes therein contained, and who further acknowledged that
(s)he is the Vice President of United Investors Real Estate, Inc., a Delaware corporation, the general partner of United Investors Growth Properties, a Missouri limited partnership, the sole member of Deerfield Apartments, L.L.C., the within named bargainor, and (s)he, as such Vice President, is authorized by said United Investors Real Estate, Inc., to execute said instrument on its behalf in its capacity as the general partner of United Investors Growth Properties, said United Investors Growth Properties being authorized by Deerfield Apartments, L.L.C., to execute this instrument on its behalf.

          Witness my hand, at office, this 20th day of November, 1997.




                                   /s/ S. Tamara T. Burdick
Notary Public                      Notary Public South Carolina
                                   S. Tamara T. Burdick

My Commission Expires:


July 22, 2007